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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


       We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Geoworks for the registration of 1,242,754 shares of its common stock and to the incorporation by reference therein of our reports dated April 18, 1996 with respect to the consolidated financial statements of Geoworks incorporated by reference in its Annual Report (Form 10-K) for the year ended March 31, 1996 and the related financial statements schedule included therein, filed with the Securities and Exchange Commission.


                                                      ERNST & YOUNG




Walnut Creek, California
March 21, 1997